                                                                    EXHIBIT 99.5


PROLOGIS TRUST                                                             NOTE: This is not a Proxy

EquiServe Trust Company, N.A.                                PLEASE MARK [X] THE APPROPRIATE BOX TO ENROLL OR
P.O. Box 43010                                               CHANGE YOUR CURRENT PLAN OPTION. DO NOT RETURN
Providence, RI 02940-3010                                    THIS CARD UNLESS YOU HAVE SELECTED ONE OF THE
                                                             FOLLOWING OPTIONS:
DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN
SHAREHOLDER AUTHORIZATION FORM                               [ ] FULL DISTRIBUTION REINVESTMENT: I wish to
                                                                 reinvest cash distributions on all shares
                                                                 registered in my name and held in my plan
                                                                 account. I may also make optional cash
                                                                 payments of a minium of $200 up to a maximum
                                                                 of $10,000 per month.

                                                             [ ] PARTIAL DISTRIBUTION REINVESTMENT: I wish to
                                                                 receive cash distributions on _________ whole
                                                                 shares registered in my name and to reinvest
                                                                 the cash distributions on the remainder of any
                                                                 shares registered in my name. I understand
                                                                 that the administrator will automatically
                                                                 reinvest the distributions on all of my
                                                                 dividend reinvestment plan shares. I may also
                                                                 make optional cash payments.

                                                             [ ] CASH DISTRIBUTIONS: I wish to receive cash
                                                                 distributions on all shares registered in my
                                                                 name. I understand that the administrator will
                                                                 automatically reinvest the distributions on
                                                                 all of my dividend reinvestment plan shares. I
                                                                 may also make optional cash payments. PLEASE
                                                                 MAKE YOUR CHECK PAYABLE TO "EQUISERVE -
                                                                 PROLOGIS TRUST."

                                                              If you have an address change, please   [ ]
                                                              mark the box to the right and indicate
                                                              the change on the reverse side of this
                                                              form.


---------------------------------------------------------------------              -----/------/-----
Signature(s) of Registered Owner(s) - all registered owners MUST sign                     Date



                              | DETACH CARE HERE |


        PLEASE READ CAREFULLY BEFORE SIGNING. TEAR ALONG PERFORATION AND
         RETURN THE TOP PORTION TO EQUISERVE IN THE ENVELOPE PROVIDED.
                  KEEP THE BOTTOM PORTION FOR YOUR REFERENCE.

                           INVESTMENT OPTIONS FOR THE
          PROLOGIS TRUST DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

FULL DISTRIBUTION REINVESTMENT -- The distributions on all ProLogis Trust shares registered in your name (including certificate and book shares) as well as the distributions on all your dividend reinvestment plan shares will be invested to purchase additional shares. You may also invest by making optional cash payments of at least $200 up to a maximum of $10,000 per month.

PARTIAL DISTRIBUTION REINVESTMENT -- The distributions on less than all ProLogis Trust shares registered in your name (including certificate and book shares) may be reinvested in the plan. For example, if 300 shares are registered in your name and you want to receive cash distributions on 100 shares, check the "Partial Distribution Reinvestment" box and write 100 on the blank line. (The cash distributions you wish to receive must be on full shares.) Distributions on the remaining shares registered in your name will be reinvested to purchase additional shares. The distributions on all your dividend reinvestment plan shares will be invested to purchase additional shares. You may also invest by making optional cash payments of at least $200 up to a maximum of $10,000 per month.

CASH DISTRIBUTIONS -- You may make optional cash payments of at least $200 up to a maximum of $10,000 per month without reinvesting distributions on the ProLogis Trust shares registered in your name (including certificate and book shares). Distributions on all dividend reinvestment plan shares will automatically be invested to purchase additional shares. The agent must receive optional cash payments by the "Optional Cash Payment Due Date" as defined in the plan prospectus.

QUESTIONS -- If you have any questions, please write to ProLogis Trust at EquiServe Trust Company, N.A., P.O. Box 43010, Providence, RI 02940-3010 or call toll-free: (800) 956-3378.

Your participation in the plan is subject to the terms set forth in the accompanying prospectus. You may terminate participation in the plan at any time by notifying EquiServe.

DO NOT RETURN THIS FORM UNLESS YOU INTEND TO PARTICIPATE IN THE PLAN SINCE THIS FORM AUTHORIZES EQUISERVE TO ENROLL YOUR ACCOUNT IN THE PLAN. IF THIS FORM IS SIGNED BUT NO BOX IS CHECKED, OR IF THE PARTIAL DISTRIBUTION REINVESTMENT BOX IS CHECKED BUT A NUMBER OF SHARES IS NOT SPECIFIED, YOU WILL BE DEEMED TO HAVE SELECTED THE FULL DISTRIBUTION REINVESTMENT OPTION.